UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): March 23, 2020

ADT Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)

(561) 988-3600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The information set forth in the third, fourth, and fifth full paragraphs in Item 8.01 herein is incorporated by reference into this Item 7.01.

Item 8.01 Other Events.

Share Repurchase Program

On March 23, 2020, the board of directors of ADT Inc. (the “Company” or “ADT”) approved an increase in the Company’s pre-existing share repurchase program, previously approved by the board on February 27, 2019, to a total of $75 million in authorized repurchase amount, to permit the Company to repurchase additional shares of its common stock through March 23, 2021. The Company intends to fund any repurchases through cash on hand, cash flow from operations, and further draws under its revolving credit facility.
The Company may effect these repurchases pursuant to one or more trading plans to be adopted in accordance with Rule 10b5-1 (each, a "10b5-1 plan") under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in privately negotiated transactions, in open market transactions, or pursuant to an accelerated share repurchase program. The Company is entering an initial 10b5-1 plan, repurchases under which will be administered through an independent broker. This 10b5-1 plan is expected to cover the repurchase of shares commencing no earlier than March 25, 2020 and expiring in May 2020. The Company intends to conduct the share repurchase program and this 10b5-1 plan in accordance with Rule 10b-18 under the Exchange Act. The Company is not obligated to repurchase any of its shares of common stock and the timing and amount of any repurchases will depend on legal requirements, market conditions, stock price, alternative uses of capital, and other factors.
COVID-19 – Operational and Financial Market Impacts on the Company
On March 24, 2020, the Company issued a press release providing an update on how it is maintaining the safety of its customers and employees during the COVID-19 health crisis.
A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
The information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.
In connection with such update, the Company has also updated certain of its Risk Factor disclosures as follows:
An event causing a disruption in the ability of our monitoring facilities or customer care resources to operate could materially adversely affect our business.
A disruption in our ability to provide security monitoring services and otherwise serve our customers could have a material adverse effect on our business. A disruption could occur for many reasons, including fire, natural disasters, weather, health epidemics or pandemics, transportation interruption, extended power outages, human or other error, war, terrorism, sabotage, or other conflicts, or as a result of disruptions to internal and external networks or third-party transmission lines. Monitoring and customer care could also be disrupted by information systems and network-related events or cybersecurity attacks, such as computer hacking, computer viruses, worms or other malicious software, distributed denial of service attacks, malicious social engineering, or other destructive or disruptive activities that could also cause damage to our properties, equipment, and data. While our monitoring centers are redundant, a failure of our back-up procedures or a disruption affecting multiple monitoring facilities could disrupt our ability to provide security monitoring services to our customers. These events could also make it difficult or impossible to receive equipment from suppliers or impair our ability to deliver products and services to customers on a timely basis. If we experience such disruptions, we may experience customer dissatisfaction and potential loss of confidence, and liabilities to customers or other third parties, each of which could harm our reputation and impact future revenues from these customers. We could also be subject to claims or litigation with respect to losses caused by such disruptions. Our property and business interruption insurance and our cyber liability insurance may not be sufficient to fully cover our losses or may not cover a particular event at all.
Most recently, we have considered the impacts of a coronavirus disease (COVID-19) on our overall operations. While the full impact of this disease and the worldwide reaction to it are not yet known at this time, continued widespread growth in infections, additional travel restrictions or “stay in place” mandates, quarantines or site closures imposed as a result of the disease, could, among other things, impact the ability of our employees to staff call centers, staff customer care centers, be available to install new or repair existing systems within residential homes or commercial operations, or enter such homes or commercial operations. To date, we have experienced, and we may continue to experience, the temporary shutdown of one of our operation support centers, a shift to requiring that our team members work from home to the extent feasible across our operations, a change in policy of emergency responders in certain jurisdictions who may temporarily or permanently decline to respond to certain non-verified burglar alarm calls from our monitoring centers, and bans on business continuation in certain jurisdictions with only limited exceptions. An inability to maintain the full functioning of any of our operation support, customer care, or monitoring facilities, despite redundancies at certain of such facilities, ongoing efforts to sanitize such facilities and efforts to enable certain of our agents within these facilities to work from home, or to accommodate the needs of our broader team member base to work from home, all of whom may also experience distractions unrelated to the Company as a result of other impacts of COVID-19, a continued or expanded unwillingness of emergency responders to respond to calls from our monitoring centers, an inability to keep open our business operations or to satisfy an exception from any such ban for all or any part of a day, or any unwillingness of our service technicians, installers, or sales team members to enter any residential or commercial premises or to be permitted access to enter such premises could have a material adverse effect on our business, financial condition, results of operations, and cash flows. In addition, the disease could lead to disruptions in our supply chain, causing shortages or unavailability of equipment necessary to install or repair systems. Any of these outcomes could have a material adverse effect on our business, financial condition, results of operations, and cash flows.
Our variable-rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
Our variable rate borrowings expose us to interest rate risk. If the one month LIBOR interest rate increases above one percent, the increase in our debt service obligations on most of our variable-rate indebtedness will be neutralized as the Company has entered into interest rate swaps that hedge any increase in the one month LIBOR rate above one percent. If one month LIBOR rates are below one percent, even though the amount borrowed remains the same, our net income and cash flows, including cash available for servicing our indebtedness will decrease by the difference between one percent and the one month LIBOR rate because our variable rate debt has an interest floor of one percent while the corresponding interest rate swaps do not have a LIBOR floor. In addition, in July 2017, the U.K. Financial Conduct Authority announced that it intends to stop collecting LIBOR rates from banks after 2021. The announcement indicates that LIBOR will not continue to exist on the current basis. We are unable to predict the effect of any changes to LIBOR, the establishment and success of any alternative reference rates, or any other reforms to LIBOR or any replacement of LIBOR that may be enacted in the United Kingdom or elsewhere. Such changes, reforms or replacements relating to LIBOR could have an adverse impact on the market for or value of any LIBOR-linked securities, loans, derivatives or other financial instruments or extensions of credit held by us. As such, LIBOR-related changes could affect our overall results of operations and financial condition.

As discussed above, we currently have entered into, and in the future we may continue to enter into, interest rate swaps that involve the exchange of floating for fixed-rate interest payments to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable-rate indebtedness, and any such swaps may not fully mitigate our interest rate risk, may prove disadvantageous, or may create additional risks. Given the recent decrease in interest rates by the Federal Reserve Bank in the United States to bolster the financial markets in response to the uncertainty created by the COVID-19 pandemic, we have examined our interest rate sensitivity. Certain of our variable rate debt instruments, including our first lien term loan and first lien revolving credit facility (the “Credit Facility”), are subject to a one-percent floor on interest rate payments. While we have hedged our interest rate exposure to our variable rate term loan, our hedging instruments do not include a floor and, accordingly, in this current interest rate environment, any 0.125% decrease in LIBOR rates below 1.0% would result in an increase of approximately $3.75 million in annualized interest expense on our variable-rate term loan, including the impact of our interest rate swaps. Any borrowings under our Credit Facility would incur a minimum LIBOR rate of one percent should the one month LIBOR rate be below one percent on the applicable date for the borrowings. In addition, in the event we conclude that our interest rate swaps currently accounted for as qualifying cash flow hedges are no longer highly effective, mark-to-market fair value changes of the instruments will be recorded in earnings in periods for which the interest rate swaps are no longer highly effective cash flow hedges. This may cause ongoing volatility in our reported GAAP financial results.
Forward Looking Statements
ADT has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control and could cause future events or results to be materially different from those stated or implied in this document, or to not occur at all, including among others, risk factors that are described in this filing and in the ADT Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated March 24, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 24, 2020	ADT Inc.

		By:	/s/ Jeffrey Likosar
Jeffrey Likosar
Executive Vice President, Chief Financial Officer and Treasurer